THIRD AMENDMENT TO
                               ------------------
                      AMENDED AND RESTATED CREDIT AGREEMENT
                      -------------------------------------


     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (the "Amendment"), is entered into as of the 30th day of May, 2003, by and among NORTHLAND CRANBERRIES, INC. (the "Company"), U.S. BANK NATIONAL ASSOCIATION ("U.S. Bank"), and ST. FRANCIS BANK, F.S.B. ("St. Francis Bank"). U.S. Bank and St. Francis Bank shall sometimes be referred to individually herein as the "Signing Banks".

                                 R E C I T A L S

     The Company, the Banks and ARK CLO 2000-1 Limited ("ARK" and, collectively with the Signing Banks, the "Banks") are parties to that certain Amended and Restated Credit Agreement dated as of November 6, 2001, as amended on March 27, 2003 and May 22, 2003 (the "Credit Agreement"). Section 10.3 of the Credit Agreement provides that the Company and Banks holding at least sixty six and two-thirds percent (66 2/3%) of the Percentages may from time to time enter into written amendments, supplements or modifications of the Credit Agreement for the purpose of adding provisions to the Credit Agreement or for the purpose of changing in any manner the rights of the Banks or of the Company thereunder. The Signing Banks hold (73.384149%) of the Percentages and, therefore, constitute "Required Banks" under the Credit Agreement. Accordingly, the Company and the Signing Banks wish to amend the Credit Agreement as hereinafter described to reflect modifications to the EBITDA covenant for the months of May and June, 2003.

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning given such terms in the Credit Agreement.

     2. Amendment to Section 7.10. Section 7.10 of the Credit Agreement shall be amended to read in its entirety as follows:

          "7.10 Minimum EBITDA. The Company shall maintain EBITDA of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

     Applicable Amount                    Applicable Period
     -----------------                    -----------------

        $  (987,028)       For the 3 month period ending January 31, 2002
        $   386,998        For the 4 month period ending February 28, 2002
        $  (373,332)       For the 5 month period ending March 31, 2002
        $  (317,848)       For the 6 month period ending April 30, 2002
        $  (322,906)       For the 7 month period ending May 31, 2002
        $  (623,186)       For the 8 month period ending June 30, 2002
        $   940,486        For the 9 month period ending July 31, 2002
        $ 1,919,009        For the 10 month period ending August 31, 2002
        $ 2,198,273        For the 11 month period ending September 30, 2002
        $ 2,663,940        For the 12 month period ending October 31, 2002
        $ 2,544,056        For the 12 month period ending November 30, 2002
        $ 5,123,200        For the 12 month period ending December 31, 2002
        $ 6,100,983        For the 12 month period ending January 31, 2003
        $ 5,849,227        For the 12 month period ending February 28, 2003
        $ 7,689,471        For the 12 month period ending March 31, 2003
        $ 8,576,212        For the 12 month period ending April 30, 2003
        $ 8,000,000        For the 12 month period ending May 31, 2003
        $ 9,000,000        For the 12 month period ending June 30, 2003
        $10,993,723        For the 12 month period ending July 31, 2003
        $11,260,402        For the 12 month period ending August 31, 2003
        $12,518,959        For the12 month period ending September 30, 2003
        $12,600,000        For the 12 month period ending October 31, 2003 and
                           each rolling twelve month period (measured at the end of each fiscal month) thereafter


     3. Representations and Warranties. To induce the Signing Banks to enter into this Amendment, the Company represents and warrants to the Banks, which representations and warranties shall survive the execution hereof, as follows:

          (a) The execution, delivery and performance by the Company of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not and will not contravene or conflict with any provision of law applicable to the Company, or any charter or Bylaw provision of the Company or any order, judgment or decree of any court or other agency of government or any indenture or material agreement of or affecting the Company or to any of its Properties; and

          (b) The Credit Agreement as amended as of the date hereof is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally.

     4. Conditions. The effectiveness of the provisions of this Amendment is subject to there being no Default or Event of Default under the Credit Agreement in existence as of the date hereof.

     5. Miscellaneous.

          (a) Costs and Expenses. As provided in Section 10.4 of the Credit Agreement, the Company shall pay, on demand, all reasonable out-of-pocket costs and expenses of the Agent and the Signing Banks in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith, including the fees and expenses of counsel for the Agent with respect to all of the foregoing.

          (b) Binding Nature. This Agreement shall be binding upon each of the Company and its successors and assigns and shall inure to the benefit of the Agent and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of an interest in the Term Notes.

          (c) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin.

          (d) Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one and the same document.

          (e) References. Any reference to the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

          (f) Breach. A breach of this Amendment shall constitute a breach of the Credit Agreement and the Banks shall be entitled to all rights and remedies thereunder.

          (g) Continued Effectiveness. The Credit Agreement, as amended hereby, and each of the other Loan Documents remains in full force and effect and shall continue to govern the parties thereto.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

                                   NORTHLAND CRANBERRIES, INC.


                                   By: /s/ John Swendrowski
                                      ------------------------------------------
                                      John Swendrowski, CEO

                                   U.S. BANK NATIONAL ASSOCIATION


                                   By: /s/ John Stichnoth
                                      ------------------------------------------
                                      John Stichnoth, Vice President


                                   ST. FRANCIS BANK, F.S.B


                                   By: /s/ Paul W. Jelacic
                                      ------------------------------------------
                                      Paul W. Jelacic, Vice President